UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2007

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective January 1, 2007, the Company reorganized some of its business segments. As a result, the business segment financial presentation, including assets under management and administration, will be reclassified in 2007 to conform to this reorganization. These reclassifications are being provided in this Form 8-K solely to provide information concerning what the effect of the reclassifications would have been on the 2006 quarterly periods had the reclassifications occurred on January 1, 2006 which may be considered in connection with the issuance of quarterly financial results reflecting the reclassifications during 2007. These changes did not affect the Company’s audited financial statements for the year ended December 31, 2006 or the historical results of operations, financial condition or liquidity of the Company.

Also effective January 1, 2007, the Company changed the names of three of its business segments. The Private Banking and Trust business segment was renamed as Private Banks, the Enterprises business segment was renamed as Institutional Investors, and the Money Managers business segment was renamed as Investment Managers.

The changes related to the business segment reorganization reflect the evolving nature of the Company’s businesses with respect to growth in the global private bank market. As a result, the Company’s global private banking business formerly reported in the Investments in New Businesses segment will be combined with the U.S. private banking business and reported in the Private Banks segment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Reclassification of 2006 Segments due to Business Segment Restructuring.

99.2	Reclassification of 2006 Assets Under Management & Administration by Business Segment due to Business Segment Restructuring.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: April 20, 2007	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Reclassification of 2006 Segments due to Business Segment Restructuring.

99.2	Reclassification of 2006 Assets Under Management & Administration by Business Segment due to Business Segment Restructuring.

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